                                                                    Exhibit 10.1

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT ("AGREEMENT") is entered into as of November 21, 2005, by and among SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC., a Delaware corporation ("PARENT"), MED-DESIGN CORPORATION, a Delaware corporation (the "COMPANY"), and the undersigned stockholder of Parent or the Company ("STOCKHOLDER").

                                    RECITALS

     A. Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of stock of the Company or Parent.

     B. Parent, Mammoth Acquisition Sub, Inc., a Delaware corporation ("MERGER SUB"), Mammoth Acquisition Sub, LLC, a Delaware limited liability company ("LLC") and the Company are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company, with the Company surviving such merger, and the subsequent merger of the Company into the LLC, with the LLC surviving such subsequent merger (collectively, the "MERGER").

     C. In the Merger, each outstanding share of common stock of the Company ("COMPANY COMMON STOCK") is to be converted into the right to receive a number of shares of common stock of Parent ("PARENT COMMON STOCK") equal to the Exchange Ratio (as defined in the Merger Agreement).

     D. Certain stockholders of Parent and the Company are entering into voting agreements in order to induce Parent and the Company to enter into the Merger Agreement.

                                    AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1. CERTAIN DEFINITIONS

     For purposes of this Agreement:

     (A) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

     (B) "PROXY EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated or (ii) the date upon which the Merger becomes effective.

     (C) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Agreement; (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Proxy Expiration Date;
(iii) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) owned by Stockholder as of the date of this Agreement; and (iv) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Proxy Expiration Date.

     (D) A Person (as defined in the Merger Agreement) shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

     2.1 RESTRICTION ON TRANSFER OF SUBJECT SECURITIES. Subject to Section 2.3, during the period from the date of this Agreement through the Proxy Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

     2.2 RESTRICTION ON TRANSFER OF VOTING RIGHTS. During the period from the date of this Agreement through the Proxy Expiration Date, Stockholder shall ensure that (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

     2.3 PERMITTED TRANSFERS. Section 2.1 shall not prohibit a transfer of Subject Securities by Stockholder (a) if Stockholder is an individual (i) to any member of Stockholder's immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family, or (ii) upon the death of Stockholder, or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

SECTION 3. VOTING OF SHARES

     3.1 VOTING COVENANT BY COMPANY STOCKHOLDERS. If Stockholder is a stockholder of the Company or is the beneficial owner of voting securities of the Company, Stockholder hereby agrees that, prior to the Proxy Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the applicable Subject Securities to be voted:

          (A) in favor of the adoption of the Merger Agreement and in favor of any action in furtherance thereof; and

          (B) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Prior to the Proxy Expiration Date, Stockholder (if Stockholder is a stockholder of the Company or a beneficial owner of voting securities of the Company) shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)" or clause "(b)" of the preceding sentence.

     3.2 VOTING COVENANT BY PARENT STOCKHOLDERS. If Stockholder is a stockholder of Parent or is the beneficial owner of voting securities of Parent, Stockholder hereby agrees that, prior to the Proxy Expiration Date, at any meeting of the stockholders of Parent, however called, and in any written action by consent of stockholders of Parent, unless otherwise directed in writing by Parent, Stockholder shall cause the applicable Subject Securities to be voted:

          (A) in favor of the issuance of Parent Common Stock in the Merger, the Parent Reverse Stock Split (as defined in the Merger Agreement) and in favor of any action in furtherance of any of the foregoing; and

          (B) against the following actions (other than the Merger, the transactions contemplated by the Merger Agreement, the Parent Reverse Stock Split and any name change recommended by the board of directors of Parent): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Parent or any subsidiary of Parent; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of Parent or any subsidiary of Parent; (C) any reorganization, recapitalization, dissolution or liquidation of Parent or any subsidiary of Parent; (D) any change in a majority of the board of directors of Parent; (E) any amendment to Parent's certificate of incorporation or bylaws;
(F) any material change in the capitalization of Parent or Parent's corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

Prior to the Proxy Expiration Date, Stockholder (if Stockholder is a stockholder of Parent or a beneficial owner of voting securities of Parent) shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)" or clause "(b)" of the preceding sentence.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

     Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal or any dissenters' rights relating to the Merger that Stockholder may have by virtue of, or with respect to, any Subject Securities.

SECTION 5. NO SOLICITATION

     Stockholder agrees that, during the period from the date of this Agreement through the Proxy Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that he, she or its Representatives (as defined in the Merger Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Company Acquisition Proposal (as defined in the Merger Agreement) or Parent Acquisition Proposal (as defined in the Merger Agreement) or take any action that could reasonably be expected to lead to a Company Acquisition Proposal or Parent Acquisition Proposal; (ii) furnish any information regarding the Company Entities or Parent Entities (as such terms are defined in the Merger Agreement) to any Person in connection with or in response to a Company Acquisition Proposal or Parent Acquisition Proposal or an inquiry or indication of interest that could lead to a Company Acquisition Proposal or Parent Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal or Parent Acquisition Proposal; (iv) approve, endorse or recommend any Company Acquisition Proposal or Parent Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract (as defined in the Merger Agreement) contemplating or otherwise relating to any Company Acquisition Transaction (as defined in the Merger Agreement) or Parent Acquisition Transaction (as defined in the Merger Agreement). Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that he, she or its Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Company Acquisition Proposal or Parent Acquisition Proposal. Stockholder does not make any agreement or understanding in his or her capacity as a director or officer. Stockholder is executing this Agreement solely in his or her capacity as a stockholder, and nothing herein shall limit or affect any actions taken by Stockholder in his or her capacity as a director or officer of Parent or the Company, as applicable.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Parent and the Company as follows:

     6.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform Stockholder's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

     6.2 NO CONFLICTS OR CONSENTS.

          (A) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder's properties are or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder's affiliates or properties is or may be bound or affected.

          (B) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent or approval of any Person.

     6.3 TITLE TO SECURITIES. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock or Parent Common Stock, as applicable, set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock or Parent Common Stock, as applicable, set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder owns the additional securities of the Company or Parent, as applicable, set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly own any shares of capital stock or other securities of the Company or Parent, as applicable, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company or Parent, as applicable, other than the shares and options, warrants and other rights set forth on the signature page hereof.

SECTION 7. ADDITIONAL COVENANTS OF STOCKHOLDER

     7.1 STOCKHOLDER INFORMATION. Stockholder hereby agrees to permit the Parent Entities and Company Entities to publish and disclose in any press release or security filing Stockholder's identity and ownership of shares of Company Common Stock or Parent Common Stock, as applicable, and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

     7.2 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Agreement.

SECTION 8. MISCELLANEOUS

     8.1 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Stockholder:

               at the address set forth on the signature page hereof; and

          if to Parent, to:

               Specialized Health Products International, Inc.
               585 West 500 South
               Bountiful, Utah 84010
               Attention: Chief Executive Officer

          with a required copy to (which alone shall not constitute notice):

               Cooley Godward LLP
               4401 Eastgate Mall
               San Diego, CA 92121-1909
               Attention: Barbara L. Borden, Esq.

          if to the Company, to:

               The Med-Design Corporation
               2810 Bunsen Avenue
               Ventura, California 93003
               Attention: Chairman of the Board of Directors

          with a required copy to (which alone shall not constitute notice):

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA 19103
               Attention: Peter S. Sartorius, Esq.

     8.3 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

     8.4 ENTIRE AGREEMENT. This Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

     8.5 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder's successors and assigns and, if Stockholder is an individual, upon Stockholder's heirs, estate, executors and personal representatives, and shall inure to the benefit of Parent, the Company and their successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent, the Company and their successors and assigns) any rights or remedies of any nature.

     8.6 INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

     8.7 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Parent or the Company, as applicable, shall be entitled (in addition to any other remedy that may be available, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.7, and Stockholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     8.8 NON-EXCLUSIVITY. The rights and remedies of Parent or the Company under this Agreement are not exclusive of or limited by any other rights or remedies which Parent or the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent or Company under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent or Company, under any affiliate agreement between Parent and Stockholder or between Company and Stockholder, and nothing in any such affiliate agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent or Company, under this Agreement.

     8.9 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

          (A) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, all of the parties irrevocably and unconditionally consent and submit to the jurisdiction and venue of the state and federal courts located in the State of Delaware.

          (B) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

     8.10 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Facsimile copies shall be deemed to be binding originals.

     8.11 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     8.12 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     8.13 WAIVER. No failure on the part of Parent or the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent or the Company shall not be deemed to have waived any claim available to Parent or the Company arising out of this Agreement, or any power, right, privilege or remedy of Parent or Company, under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent and Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     8.14 CONSTRUCTION.

          (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (B) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (D) Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

                              [INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Parent, the Company and Stockholder have caused this Agreement to be executed as of the date first written above.

                                        SPECIALIZED HEALTH PRODUCTS
                                        INTERNATIONAL, INC.:


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------


                                        MED-DESIGN CORPORATION:


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------


                                        STOCKHOLDER:


                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------

                                        ----------------------------------------
                                        Title (if applicable)

                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                        Facsimile:
                                                   -----------------------------


                                                   Additional Securities
Shares Held of Record   Options and Other Rights     Beneficially Owned
---------------------   ------------------------   ---------------------



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